EXHIBIT 32.1

                          CERTIFICATIONS PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection the Annual Report of Strategic Gaming Investments, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2007, as filed with the Commission on the date hereof (the "Report"), Lawrence S. Schroeder, Chief Executive Officer, President, Chief Financial Officer and Secretary of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




By:   /s/ Lawrence S. Schroeder         Dated: March 31, 2008
      -------------------------
      Lawrence S. Schroeder

Title:	Principal Executive Officer  and  Principal  Financial  and  Accounting
	Officer of Strategic Gaming Investments, Inc.


      This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.